Termination Agreement

         This Termination Agreement (the "Termination Agreement") is entered into effective as of April 13, 2007, by and among Texas Capital Bank, N.A., a national banking association ("Seller"), and Transnational Financial Network, Inc., a California corporation ("Buyer"), Clifton Cassidy, Eugene John Barham III, Patrick X. McGowan, Paula Alexandra Gambs, Jimmie Schellinger and Victoria
S. Castaneda, each an individual resident of Texas and, as of the date hereof, an employee of Seller (collectively, the "Employees"), and Bracewell & Giuliani LLP, a Texas limited liability partnership, as the escrow agent (the "Escrow Agent").

                                    Recitals

                  WHEREAS, Buyer and Seller have entered into that certain Asset Purchase and Sale Agreement (the "Purchase Agreement"), dated as of September 30, 2006 and amended on October 18, 2006, pursuant to which Buyer agreed to purchase from Seller substantially all of the assets of Seller's residential mortgage lending business (the "Business"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them by the Purchase Agreement.

                  Whereas, prior to entering into the Purchase Agreement, Buyer and Seller entered into a Loan Purchase Agreement, dated as of September 28, 2006 (the "Correspondent Agreement") pertaining to the sale of mortgage loans from Seller to Buyer pending the effectiveness of the Purchase Agreement.

                  Whereas, in connection with the Purchase Agreement, Buyer and Seller have entered into a Services Agreement, dated as of September 30, 2006 (the "Services Agreement"), and a Stock Put and Call Agreement entered into as of December 5, 2006 (the "Stock Put and Call Agreement").

                  Whereas, also in connection with the Purchase Agreement, Buyer and Seller entered into an Escrow Agreement, dated as of December 5, 2006 (the "Escrow Agreement"), with Bracewell & Giuliani LLP as the Escrow Agent and the Employees.

                  Whereas, Buyer and Seller have determined that it is not in the best interests of either party to proceed further with the transaction contemplated by the Purchase Agreement, and the parties now desire to terminate their respective obligations under the Purchase Agreement and the Escrow Agreement and to unwind as much of the transactions that have occurred under the Purchase Agreement as is practicable under the circumstances.

         Now, therefore, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Termination of Obligations under the Purchase Agreement. Buyer and Seller hereby agree that the Purchase Agreement was terminated effective as of March 31, 2007, and that the parties' respective obligations under the Purchase Agreement will be modified consistent with the provisions of this Section 1:

a. Buyer hereby waives all rights to receive any further Assets of the Business from Seller under the Purchase Agreement, will transfer to Seller ownership of the assets which Seller transferred to Buyer effective as of September 30, 2006, and will execute and deliver a Bill of Sale with respect to such assets in the form of Exhibit A hereto. Following Buyer's satisfaction of all payment obligations under Section 7 hereof, upon the request of Buyer, Seller will sell to Buyer the assets described in the Bill of Sale for a reasonable price mutually agreeable to Buyer and Seller.

b. Seller, for itself and the Employees, hereby waives all rights to receive the Initial Earn-Out Shares and the Remaining Earn-Out Shares under Section II of the Purchase Agreement and agrees that Buyer will not be required to deliver to Seller any additional shares of Buyer Common Stock.

c. Buyer hereby assigns to Seller, and Seller hereby assumes, all rights and obligations under the contracts and equipment leases set forth in Schedule 1 hereto.

d. Buyer hereby agrees that, except as otherwise may be provided herein, Seller will have no further obligations under the covenants of Seller set forth in
Section V of the Purchase Agreement.

e. Seller hereby agrees that, except as otherwise may be provided herein, Buyer will have no further obligations under the covenants of Buyer set forth in
Section VI of the Purchase Agreement.

f. Buyer and Seller hereby agree that the Closing described in Section VII of the Purchase Agreement will not occur.

g. Seller will be entitled to retain the shares of Buyer Common Stock delivered to Seller by Buyer under Section II(A)(1)(a) of the Purchase Agreement; provided that, upon Buyer's satisfaction of its payment obligations under Section 7 hereof, and in accordance with such Section 7, Seller will tender the shares of Buyer Common Stock to Buyer without and for no consideration.

h. For a period of two (2) years from the date of this Termination Agreement, Seller shall refrain from interfering with the employment arrangements between the Buyer and any of Buyer's affiliates and subsidiaries and their respective employees and will not in any way solicit, recruit, hire, assist others in recruiting or hiring, or discuss employment arrangements with any employees of the Buyer, or any of Buyer's affiliates and subsidiaries. Nothing in this
Section 1(h) shall prevent Seller from hiring or retaining as an employee any employee of the Business who is not as of the date hereof or does not become at any point hereafter an employee of Buyer.

i. Under the terms of the Purchase Agreement, the Employees received shares of Buyer Common Stock as shown on Schedule 2 hereto (collectively, the "Employee Shares"). Employees hereby agree to return the Employee Shares to Buyer, without and for no consideration, and will tender the certificates representing the Employee Shares to Buyer concurrent with the Employees' execution and delivery of this Termination Agreement. Concurrent with Buyer's receipt of the Employee Shares from the Employees, Buyer shall execute and deliver to the Employees the receipt attached hereto as Exhibit B. With respect to the Employees' return of the Employee Shares, because the Employees received no financial benefit from their ownership of the Employee Shares, Buyer and Seller agree and intend that the Employees should not have to incur or suffer from any tax impact with respect to their temporary ownership of such shares of Buyer Common Stock.

2. Balance of Payment Obligations under the Services Agreement. Buyer and Seller acknowledge that the Services Agreement was terminated on March 31, 2007 and agree that, as of the date hereof, Buyer owes to Seller approximately $350,000 for services rendered by Seller to Buyer through the termination of the Services Agreement. In consideration and settlement of Buyer's payment obligations to Seller under the Services Agreement, concurrent with the execution and delivery of this Termination Agreement, Buyer will execute and deliver the promissory note described in Section 7 hereof and attached hereto as Exhibit C and will make all required payments thereunder.

3. Property Held under the Escrow Agreement. Buyer and Seller hereby direct the Escrow Agent to release all properties held by the Escrow Agent to the Buyer concurrent with the execution of this Termination Agreement. Employees hereby acknowledge and agree to the release of the properties held by the Escrow Agent to Buyer. Buyer, Seller, Escrow Agent and Employees hereby agree that the Escrow Agreement will be terminated effective upon the Escrow Agent's release of the properties held by the Escrow Agent to the Buyer.

4. Stock Put and Call Agreement. Notwithstanding any general or specific releases granted by Buyer and Seller in favor of one another in this Termination Agreement, Buyer and Seller agree that the Stock Put and Call Agreement will remain in full force and effect, in accordance with its terms, so long as Seller or any of its subsidiaries or affiliates is the beneficial owner of at least a share of Buyer Common Stock.

5. Correspondent Agreement. Buyer and Seller hereby acknowledge and agree that the Correspondent Agreement was terminated effective as of October 1, 2006 by virtue of the parties' entering into the Purchase Agreement.

6.       Loans.

a. Loans originated by Seller and purchased by Buyer. Under Section I(A)(5) of the Purchase Agreement, during the period from October 1, 2006 to March 30, 2007, Buyer acquired from Seller a number of Mortgage Loans originated by Seller which Mortgage Loans are listed on Schedule 3 hereto. With respect to the Mortgage Loans listed on Schedule 3 hereto, notwithstanding any other agreement between Buyer and Seller to the contrary, Buyer hereby agrees that Seller will have no obligation to repurchase from Buyer, indemnify Buyer for or reimburse Buyer for any costs or expenses associated with any such Mortgage Loans.

Any
loans purchased from Seller by Buyer under Section 6(b) hereof after the date of this Termination Agreement shall be deemed to be included on Schedule 3 and subject to the terms of this Section 6(a).

b. Loans originated by Seller and agreed to be purchased by Buyer. Schedule 4 hereto contains a list of Mortgage Loans which Buyer agreed to purchase from Seller under Section I(A)(5) of the Purchase Agreement, and for which Buyer has taken possession of the loan files or for which the delivery of such files is pending, but has not yet purchased from Buyer or paid Buyer the agreed upon purchase price therefor. With respect to the loans on Schedule 4 for which Buyer has taken delivery of the loan files, Buyer, on a best efforts basis, will sell these loans to third-party investors within a period of two (2) weeks from the date of this Termination Agreement. If Buyer is able to line-up purchasers for such loans, Buyer shall acquire such loans from Seller for the purchase price set forth in the applicable lock commitment. If Buyer is not able to find purchasers for such loans within the agreed upon time frame, Buyer shall return all such loan files to Seller, and Seller will retain all rights and obligations with respect to such loans. With respect to the loans on Schedule 4 for which Buyer has not taken delivery of the loan files, Seller will retain all rights and obligations with respect to such loans.

c. Loans committed to be made by Seller and agreed to be purchased by Buyer.
Schedule 5 hereto contains a list of Mortgage Loans for which commitment letters have been issued and which Buyer agreed to purchase from Seller under Section I(A)(5) of the Purchase Agreement, but which have not yet been closed and funded by Seller. With respect the loans on Schedule 5, Seller hereby agrees to honor its commitment to fund these loans and relieves and releases Buyer from its obligation to purchase these loans from Seller following the funding and closing thereof. Seller retains all rights to sell the loans on Schedule 5 to third-party investors following the funding and closing thereof. Buyer hereby assigns to Seller any and all rights under any agreements entered into by Buyer with third-party investors pertaining to the sale of the loans on Schedule 5 by Buyer to any such third-party investors.

d. Loans originated by Seller and purchased by investors other than Buyer. With respect to mortgage loans originated by Seller in the ordinary course of operating the Business consistent with the Purchase Agreement and the Services Agreement during the period from October 1, 2006 to March 30, 2007, which loans were sold by Seller to third-party investors and for which Buyer received a beneficial, economic interest under the Services Agreement, Seller shall be responsible for satisfying payment and other obligations pursuant to indemnification or repurchase requests received from the third-party investors who acquired such loans.

e. Treatment of Specific Loans. Schedule 6 hereto describes the agreement of Buyer and Seller with respect to loans specifically identified therein.

f. Buyer's failure to comply with its obligations under this Section 6 shall constitute a default under the Note and under this Termination Agreement.

7.

         Payment under Note; Return of Shares of Buyer Common Stock.
         ----------------------------------------------------------

a. As payment in full of all amounts owing to Seller by Buyer under the Services Agreement, Buyer will execute and deliver and will make payments to Seller in accordance with the terms of the promissory note in the original principal amount of $340,000 attached hereto as Exhibit C (the "Note").

b. On the date hereof, Seller is the beneficial owner of 1,133,645 shares of Buyer Common Stock. In accordance with the provisions of this Section 7(b), without and for no consideration, promptly following the receipt of each payment made as required under the terms of the Note, Seller will execute and deliver to Buyer stock powers pertaining to the return to Buyer of shares of Buyer Common Stock owned by Seller as follows:

i. Concurrent with the execution and delivery of this Termination Agreement, Seller will execute and deliver to Buyer stock powers in favor of Buyer pertaining to the transfer by Seller of 362,776 of the shares of Buyer Common Stock held by Seller. Seller will retain the certificate representing Seller's shares of Buyer Common Stock until such time as Seller receives from Buyer evidence that Buyer is prepared to issue three replacement stock certificates to Seller in the amounts of 226,729 shares, 272,075 shares and 272,075 shares of Buyer Common Stock.

ii. Following the receipt of the full payment of Installment #2 under the Note, Seller will execute and deliver to Buyer stock powers in favor of Buyer and the stock certificate pertaining to the transfer by Seller of 226,729 of the shares of Buyer Common Stock held by Seller.

iii. Following the receipt of the full payment of Installment #3 under the Note, Seller will execute and deliver to Buyer stock powers in favor of Buyer and the stock certificate pertaining to the transfer by Seller of 272,075 of the shares of Buyer Common Stock held by Seller.

iv. Following the receipt of the full payment of Installment #4 under the Note, Seller will execute and deliver to Buyer stock powers in favor of Buyer and deliver the share certificate representing the transfer by Seller of the remaining 272,075 of the shares of Buyer Common Stock held by Seller. Concurrent with the delivery of these shares, Buyer and Seller will execute and deliver an agreement by which the Stock Put and Call Agreement will be terminated.

c. In the event that Buyer fails to make timely payment of any amount due to Seller under the Note, Seller's obligations under this Section 7 immediately and irrevocably will cease, and Seller's release under Section 8(b) hereof shall not become effective.

8.       Releases.

a. For and in consideration of the release from Seller set forth in Section 8(b) hereto, the receipt and sufficiency of which are hereby acknowledged, on behalf of Buyer and its successors, assigns, affiliates, officers, directors, representatives, agents, attorneys and shareholders, Buyer hereby voluntarily and knowingly grants this full, final, complete and general release with the express intention of extinguishing all existing and inchoate claims, actions, demands, and/or causes of action, whether now known or unknown, which Buyer has, may have or may claim to have against Seller, or any of its successors, assigns, affiliates, officers, directors, representatives, agents, attorneys and shareholders, including, but not limited to, claims with respect to or arising out of Seller's obligations under any agreement or business arrangement or any other dealings between Seller and Buyer, including, but not limited to, the Purchase Agreement, the Services Agreement and the Escrow Agreement.

b. For and in consideration of the release from Buyer set forth in Section 8(a) hereto, the receipt and sufficiency of which are hereby acknowledged, on behalf of Seller and its successors, assigns, affiliates, officers, directors, representatives, agents, attorneys and shareholders, Seller hereby voluntarily and knowingly grants this full, final, complete and general release with the express intention of extinguishing all existing and inchoate claims, actions, demands, and/or causes of action, whether now known or unknown, which Seller has, may have or may claim to have against Buyer, or any of its successors, assigns, affiliates, officers, directors, representatives, agents, attorneys and shareholders, with respect to or arising out of Buyer's obligations under the Purchase Agreement, the Services Agreement and the Escrow Agreement.

c. Buyer's release in favor of Seller set forth in Section 8(a) hereof will be effective upon the execution and delivery by Buyer of this Termination Agreement. Seller's release in favor of Buyer will be effective upon the payment in full by Buyer of all amounts under the Note to be executed and delivered by Buyer under Section 7 hereof.

9. Winding Down the Business. In order to wind-down the Business and ensure that current and prospective customers of the Business are served pending the winding-down of the Business, in connection with written commitments to make loans issued to customers of the Business on or before the date hereof, Seller hereby agrees to fund those loans in accordance with and subject to the terms and provisions of applicable commitment letters, underwriting criteria and other policies and procedures of Seller applicable to the Business. Buyer further agrees to will take all other actions it deems necessary or appropriate, in its sole and absolute discretion, to wind-down in the Business. Buyer hereby agrees to assist Seller in the winding-down of the Business by taking such actions and providing such information as Seller may reasonably request, from time to time, on and after the date hereof.

10.      Non-Disparagement.

a. Buyer agrees that it will engage in no act which is intended, or reasonably may be expected, to harm the reputation, business, prospects, or operations of Seller, Seller's affiliates and the officers, directors, shareholders and employees of any of them. Buyer further agrees that it will not disparage Seller, Seller's affiliates and the officers, directors, shareholders and employees of any of them, or otherwise make comments (written or oral) which are intended, or reasonably may be expected to harm the reputation, business, prospects, or operations of the Seller, Seller's affiliates and the officers, directors, shareholders and employees of any of them.

b. Seller agrees that it will engage in no act which is intended, or reasonably may be expected, to harm the reputation, business, prospects, or operations of Buyer, Buyer's affiliates and the officers, directors, shareholders and employees of any of them. Seller further agrees that it will not disparage Buyer, Buyer's affiliates and the officers, directors, shareholders and employees of any of them, or otherwise make comments (written or oral) which are intended, or reasonably may be expected to harm the reputation, business, prospects, or operations of the Buyer, Buyer's affiliates and the officers, directors, shareholders and employees of any of them.

11.      Representations and Warranties.

a. Seller Representations and Warranties. Seller makes the following representations and warranties on and as of the date of signing this Termination Agreement:

i. Organization and Qualification. Seller is a national banking association organized, validly existing and in good standing under the laws of the United States of America and the regulations of the Office of the Comptroller of the Currency. Seller has the power and authority to execute and deliver this Termination Agreement and to perform its obligations hereunder.

ii. Authority. The execution and delivery of this Termination Agreement by Seller and Seller's performance of its obligations hereunder have been duly authorized by all necessary corporate action of Seller. This Termination Agreement constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its terms. The person who has executed this Termination Agreement for and on behalf of Seller has been duly authorized to do so by all necessary corporate action of Seller.

b. Buyer Representations and Warranties. Buyer makes the following representations and warranties on and as of the date of signing this Termination Agreement:

i. Corporate Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer has the corporate power and authority to execute and deliver this Termination Agreement and to perform its obligations hereunder.

ii. Authority. The execution and delivery of this Termination Agreement by Buyer and Buyer's performance of its obligations hereunder have been duly authorized by all necessary corporate action of Buyer. This Termination Agreement constitutes the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. The person who has executed this Termination Agreement for and on behalf of Buyer has been duly authorized to do so by all necessary corporate action of Buyer. Neither the execution and delivery of this Termination Agreement nor Buyer's performance of its obligations under this Termination Agreement will (a) violate any provision of Buyer's organizational documents, (b) violate any contract or agreement to which Buyer is a party or by or to which Buyer may be bound or subject or affected, or any judgment, order, injunction, decree or award against, or binding upon, Buyer or upon the securities, property or business of Buyer, which violation would prevent

Buyer's
performance of its obligations under this Termination Agreement or (c) to Buyer's knowledge, constitute a violation by Buyer of any law or regulation of any jurisdiction.

12.      Miscellaneous.

a. Entire Agreement. This Termination Agreement contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties with respect to the matters provided for and supersedes any previous agreements and understandings between the parties with respect to those matters. This Termination Agreement may not be amended, terminated or otherwise modified except by a writing executed and delivered by both Buyer and Seller.

b. Headings. The headings in this Termination Agreement are solely for reference and will not in any way affect the interpretation of this Termination Agreement. All references to Sections are to Sections in or to this Termination Agreement, unless otherwise indicated.

c. Agreement to Take Necessary and Desirable Actions. Seller and Buyer agree to execute and deliver such other documents, certificates and agreements and to take such other actions as may be reasonably necessary or reasonably appropriate to consummate the transactions contemplated hereby.

d. Binding Affect; Assignment. This Termination Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Termination Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other, and any attempted assignment without the required consent will be void and of no force or effect. Seller may freely assign its rights under the Note.

e. Consultation with Counsel. Each of the undersigned acknowledges that it has had the opportunity to consult with legal counsel prior to the execution of this Termination Agreement, and understands that this Termination Agreement is legally binding on each of undersigned.

f. Notices. All notices and other communications under this Termination Agreement will be in writing and will be deemed given when (1) delivered by hand, (2) transmitted by prepaid cable, telex or telecopier (provided that a copy is sent at about the same time by registered or certified mail, return receipt requested), or (3) received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service to the addressee at the following addresses, telex numbers or telecopier numbers (or to such other address, telex number or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

                  If to Seller to:     Texas Capital Bank, N.A.
                                       2100 McKinney Ave., Suite 900
                                       Dallas, TX  75201
                  Attn:                Keith Cargill, Executive Vice President
                                       Facsimile: (214) 932-6642,
                  with a copy to:      Sanford M. Brown, Esq.
                                       Bracewell & Giuliani LLP
                                       1445 Ross Avenue, Suite 3800
                                       Dallas, TX  75202
                                       Facsimile:  (214) 758-8300.

                  If to Buyer to:      Transnational Financial Network, Inc.
                                       401 Taraval Street
                                       San Francisco, CA  94116
                                       Attn: Joseph Kristul, CEO
                                       Facsimile:  (480) 214-0671,

                  with a copy to:      Robert A. Forrester, Esq.
                                       1215 Executive Drive West, Suite 102
                                       Richardson, TX  75081
                                       Facsimile:  (972) 480-8406.

g. Severability. If any one or more of the provisions of this Termination Agreement shall be found by a court of competent jurisdiction to be unreasonably restrictive, under the circumstances, then such provision or provisions shall be modified by such court so as to apply the same to the maximum extent allowed by law and any such modification shall not affect the validity of any other provision contained in this Termination Agreement.

h. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

i. Consent to Jurisdiction. The parties hereto are experienced commercial enterprises acting with and upon the advice of legal counsel. The parties recognize that, as the resident state of the Buyer and Seller are the State of California and the State of Texas, respectively, each has a substantial interest and connection to this transaction. Buyer and Seller hereby agree for themselves and for their successors and assigns that in the event of any litigation hereunder, the exclusive venue and place of jurisdiction for such litigation shall be in the state courts or federal district courts situated in Dallas County, Texas, and each party hereto specifically consents and submits to the personal jurisdiction of such courts.

j. Counterparts. This Termination Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.



                                        [The remainder of this page
intentionally left blank.]

         IN WITNESS WHEREOF, the parties have entered into this Termination Agreement as of the date first written above.

Seller:                                        Buyer:

Texas Capital Bank, N.A.                       Transnational Financial Network,
                                               Inc.



                                               By:    /s/ Joseph Kristul
By:    /s/ Dwain D. Howard                     Joseph Kristul,
       Dwian D. Howard,                        Chief Executive Officer
       Executive Vice President


Escrow Agent:                                  Employees:

Bracewell & Giuliani LLP
                                               /s/ Clifton Cassidy
                                               Clifton Cassidy

By:    /s/ Sanford M. Brown
       Sanford M. Brown, Partner               /s/ Eugene John Barham III
                                               Eugene John Barham III


                                               /s/ Patrick X. McGowan
                                               Patrick X. McGowan


                                               /s/ Paula Alexandra Gambs
                                               Paula Alexandra Gambs


                                               /s/ Jimmie Schellinger
                                               Jimmie Schellinger


                                               /s/ Victoria S. Castaneda
                                               Victoria S. Castaneda

                                    EXHIBIT A

                                  Bill of Sale

                                  Bill of Sale

         KNOW ALL MEN BY THESE PRESENTS, that for good and valuable consideration as set forth in the Termination Agreement dated April 13, 2007 (the "Agreement") by and between Texas Capital Bank, N.A., a national banking association ("TCB") and Transnational Financial Network, Inc., a California corporation ("TFN"), the receipt and sufficiency of which consideration are hereby acknowledged, TFN hereby grants, sells, transfers, assigns, conveys and delivers and sets over to and unto TCB all of the Assets listed on Schedule 1 to this Bill of Sale, subject to and in accordance with the terms of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

         For the consideration aforesaid, TFN hereby appoints TCB, its successors and assigns, its true and lawful attorneys, with full power of substitution in its name or otherwise, but to the use of TCB, its successors and assigns, to demand, collect, sue upon, receipt for and otherwise dispose of or deal with the Assets.

         TFN further covenants and agrees with TCB that it will, from time to time, at the request of TCB, execute and deliver or cause to be executed and delivered all such further bills of sale, assignments, instruments of transfer and agreements as may reasonably be required by Buyer in order to more effectually vest title in TCB to the Assets hereby conveyed or intended hereby to be conveyed.

         IN WITNESS WHEREOF, TFN has executed this Bill of Sale effective as of April 13, 2007.

                                        Transnational Financial Network, Inc.



                                        By:    /s/ Joseph Kristul
                                        Joseph Kristul, Chief Executive Officer

                                    EXHIBIT B

                           Receipt for Employee Shares

                                     Receipt

         Reference is hereby made to the Termination Agreement entered into effective as of April 13, 2007 (the "Termination Agreement"), by and among Texas Capital Bank, N.A., a national banking association ("Seller"), and Transnational Financial Network, Inc., a California corporation ("Buyer"), Clifton Cassidy, Eugene John Barham III, Patrick X. McGowan, Paula Alexandra Gambs, Jimmie Schellinger and Victoria S. Castaneda, each an individual resident of Texas and, as of the date hereof, an employee of Seller (collectively, the "Employees"), and Bracewell & Giuliani LLP, a Texas limited liability partnership, as the escrow agent (the "Escrow Agent"). Capitalized terms used herein but not otherwise defined hereby shall have the meanings assigned to them by the Termination Agreement.

         Buyer hereby acknowledges having received from the Employees, in accordance with Section 1(i) of the Termination Agreement, the stock certificates representing shares of Buyer Common Stock owned by the Employees as shown in the following table.


  Cert. #         Issue Date            # of Shares               Issuee
  C3148           10.18.2006              264,500             Eugene Barham

  C3149           10.18.2006              264,500              Clif Cassidy

  C3150           10.18.2006              17,250            Jimmie Schellinger

  C3151           10.18.2006               2,875               Paula Gambs

  C3152           10.18.2006              23,000               Pat McGowan

  C3153           10.18.2006               2,875             Vicki Castaneda


         IN WITNESS WHEREOF, the undersigned has executed this Receipt effective as of April 13, 2007.

                                       Transnational Financial Network, Inc.



                                       By:    /s/ Joseph Kristul
                                       Joseph Kristul, Chief Executive Officer

                                    EXHIBIT C

                                 Promissory Note

$340,000.00                            April 13, 2007
                                       Dallas, Texas

         FOR VALUE RECEIVED, Transnational Financial Network, Inc., a California corporation ("Borrower") whose mailing address is 401 Taraval Street, San Francisco, California 94116, hereby promises to pay to the order of Texas Capital Bank, N.A., a national banking association (the "Bank"), at the Bank's place of business located at 2100 McKinney Ave., Suite 900, Dallas, Texas 75201 (or at such other place as the Bank may from time to time designate by written notice) in lawful money of the United States of America, the principal sum of

          Three Hundred Forty Thousand and No/100 Dollars ($340,000.00)

Notwithstanding any provision or inference to the contrary, this Note may be enforced without presentment, protest, or notice of dishonor, all of which are waived by all makers and indorsers of this Note, now or hereafter existing.

         Reference is hereby made to the Termination Agreement between the Bank and the Borrower dated as of April 13, 2007 (the "Termination Agreement"). This
Note is given pursuant to, and shall be subject to and in accordance with, the terms and conditions of the Termination Agreement. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Termination Agreement. Borrower's obligations under this Note are secured by shares of common stock of Buyer pursuant to the terms of the Loan Agreement.

         Beginning on April 13, 2007, the unpaid principal balance of this Note shall at all times bear interest at a rate equal to eight and twenty-five one hundredths percent (8.25%) per annum, provided, that so long as (a) any principal of this Note remains unpaid after its due date, or (b) any interest accrued under the terms of this Note remains unpaid after the due date of that interest, then, and in each such case, all unpaid principal of this Note and all overdue interest on that principal shall bear interest at eighteen and twenty-five one hundredths percent (18.25%) per annum. All payments required to be made under this Note shall be made in immediately available funds. Principal and interest shall be payable in four installments, as follows:

A. Installment #1: On or before June 4, 2007, Borrower shall remit payment to the Bank in the amount of $100,000 plus interest accrued on the outstanding principal balance of the Note from and including April 13, 2007 through the day immediately preceding the date on which the Bank receives payment of Installment #1.

B. Installment #2: On or before December 4, 2007, Borrower shall remit payment to the Bank in an amount equal to $120,000 plus interest accrued on the outstanding principal balance of the Note from and including June 4, 2007 through the day immediately preceding the date on which the Bank receives payment of Installment #2 plus all other interest accrued on the outstanding principal balance of the Note not previously paid by Borrower.

C. Installment #3: On or before June 4, 2008, Borrower shall remit payment to the Bank in an amount equal to the outstanding principal balance of the Note plus all interest accrued on the outstanding principal balance of the Note from and including December 4, 2007 through the date on which the Bank receives payment of Installment #3 plus all other interest accrued on the outstanding principal balance of the Note not previously paid by Borrower plus all other amounts due and payable by Borrower hereunder.

Payments received by the Bank hereunder shall be applied first to Expenses (as hereafter defined), then to accrued interest and then to reduce the outstanding principal amount of the Note. Borrower may prepay this Note in whole or in part, without penalty, at any time.

         In the event that Borrower defaults in any obligation under the Termination Agreement or under this Note, the Bank may, at its option, without notice or demand, accelerate the maturity of the obligation evidenced by this Note, which obligation shall become immediately due and payable, and/or may pursue all other remedies provided in this Note, the Termination Agreement or by law. Borrower shall pay upon demand all out-of-pocket costs and expenses (including reasonable attorney fees and expenses) incurred by the Bank in the servicing, administration, enforcement or collection of any indebtedness evidenced by this Note, to the extent permitted by law (collectively, the "Expenses"). Following any default by the Borrower of any obligation hereunder, the Bank may exercise its right of set-off with respect to all amounts due and unpaid under this Note against all accounts of the Borrower with and at the Bank. In the event of a default in the payment of any amount due under this Note, the Bank, without notice to or consent of Borrower, may set off or cancel on the Bank's books all or part of the accounts owned by the Borrower with and at the Bank and may apply the value of the accounts in payment of and to the extent of Borrower's obligations hereunder.

         In the event that any word, phrase, clause, sentence, or other provision hereof shall violate any applicable statute, ordinance, or other rule of law in any jurisdiction in which it is used, such provision shall be limited in scope and effect to the minimum extent necessary to comply with any such statute, ordinance, or other rule of law, and if such limitation is impossible, such provision shall be ineffective without invalidating any other provision hereof.

         Borrower, for itself and for its successors and assigns and any and all persons now and hereafter liable with respect to this Note, hereby waives diligence, presentment, demand, protest, notice of dishonor, notice of protest, notice of nonpayment, and notice of any kind whatsoever, other than notices specifically required by this Note.

         Borrower hereby waives, to the fullest extent permitted by applicable law, any right to a jury in any trial of any case or controversy (whether based on contract, tort or any other theory) in which Borrower is or becomes a party (whether such case or controversy is initiated by or against Borrower or in which Borrower is joined as a party litigant), which case or controversy arises out of or is in respect of, any relationship among or between Borrower or any other Person and the Bank or the actions of the Bank in the negotiation, administration, performance or enforcement thereof.

         This Note shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof. Borrower hereby agrees for itself and for its successors and assigns that in the event of any litigation under this Note, the exclusive venue and place of jurisdiction for such litigation shall be in the state courts or federal district courts situated in Dallas County, Texas, and Borrower specifically consents and submits to the personal jurisdiction of such courts.

                                      Transnational Financial Network, Inc.



                                      By:    /s/ Joseph Kristul
Attest:  /s/ Robert A. Forrester      Joseph Kristul, Chief Executive Officer